SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 21, 2003

(Date of earliest event reported)

TIVO INC.

(exact name of registrant as specified in its charter)

Commission File: 000-27141

Delaware	77-0463167
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2160 Gold Street

P.O. Box 2160

Alviso, California 95002

(Address of Principal executive offices, including zip code)

(408) 519-9100

(Registrant’s telephone number, including area code)

ITEM 5.	OTHER EVENTS

On August 21, 2003 we announced financial results for our second quarter ended July 31, 2003.

We added 90,000 subscriptions in the second quarter, twice the number of subscriptions added in the same quarter of last year. We added 34,000 standalone subscriptions in the quarter, a growth of over 60% compared to the second quarter of last year, and 56,000 new subscriptions from DIRECTV in the quarter, over two-and-a-half times the result in the same period in the previous year.

Net revenues for the second quarter were $26.7 million, including $17.4 million in Service and Technology revenue, and $8.1 million in Hardware revenue. Gross Profit for the quarter was $11.2 million. Net loss for the quarter was $4.4 million, or $(0.07) per share.

Global consumer electronics leader Pioneer announced in the quarter that it will introduce its first DVD recorder with the TiVo service in time for the holidays. The previously announced DVD player with TiVo from Toshiba is anticipated to arrive at retailers in September.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended	Three Months Ended
	July 31, 2003	July 31, 2002
Service revenues	$13,757	$9,510
Technology revenues	3,649	14,344

Service and Technology revenues	17,406	23,854
Hardware sales	8,057	11,109
Rebates, revenue share & other payments to channel	1,209	—

Net revenues	26,672	34,963
Cost of service revenues	3,909	4,387
Cost of technology revenues	3,020	3,189
Cost of hardware sales	8,558	11,346

Gross profit	11,185	16,041

Research and development	5,789	4,518
Sales and marketing	4,502	9,042
General and administrative	4,061	3,589

Operating loss	(3,167)	(1,108)

Interest and other income (expense), net	(1,195)	(1,819)
Preferred stock dividend and accretion	—	—
Provision for taxes	(25)	(111)

Net loss attributable to common stock	$(4,387)	$(3,038)

Net loss per share—basic and diluted	$(0.07)	$(0.06)

Shares used in per share computation	65,834	47,994

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Six Months Ended	Six Months Ended
	July 31, 2003	July 31, 2002
Service revenues	26,459	$17,726
Technology revenues	7,015	15,988

Service and Technology revenues	33,474	33,714
Hardware sales	22,866	14,889
Rebates, revenue share & other payments to channel	(1,148)	(600)

Net revenues	55,192	48,003
Cost of service revenues	8,083	8,548
Cost of technology revenues	6,649	4,481
Cost of hardware sales	22,736	15,011

Gross profit	17,724	19,963

Research and development	11,261	9,520
Sales and marketing	8,501	39,819
General and administrative	7,839	7,348

Operating loss	(9,877)	(36,724)

Interest and other income (expense), net	(2,355)	288
Preferred stock dividend and accretion	—	(1,665)
Provision for taxes	(37)	(111)

Net loss attributable to common stock	$(12,269)	$(38,212)

Net loss per share—basic and diluted	$(0.19)	$(0.80)

Shares used in per share computation	64,928	47,669

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 31, 2003	January 31, 2003
ASSETS
Cash, cash equivalents and short-term investments	$62,815	$44,201
Accounts receivable, net	4,462	5,839
Accounts receivable—related parties	1,120	1,271
Inventories	6,642	7,273
Prepaid expenses and other	3,055	3,768
Prepaid expenses and other—related parties	7,474	7,825
Property and equipment, net	10,069	12,143

Total assets	$95,637	$82,320

LIABILITIES & STOCKHOLDERS’ DEFICIT
Accounts payable and accrued liabilities	$24,877	$33,023
Accounts payable and accrued liabilities—related parties	2,208	3,359
Deferred revenue	57,438	56,373
Deferred revenue—related parties	4,536	6,077
Convertible notes payable, long term (Face Value $10,450)	5,133	4,265
Convertible notes payable—related parties, long term (Face Value $10,000)	4,753	3,920
Total stockholders’ deficit	(3,308)	(24,697)

Liabilities & stockholders’ deficit	$95,637	$82,320

Other Data

(Subscriptions in thousands)	Three Months Ended		Six Months Ended
	July 31, 2003	July 31, 2002	July 31, 2003	July 31, 2002
TiVo Service Subscriptions Net Additions	34	21	71	45
Service Provider Subscriptions Net Additions	56	21	98	39

Total Subscriptions Net Additions	90	42	169	84

TiVo Service Cumulative Subscriptions	467	291	467	291
Service Provider Cumulative Subscriptions	326	173	326	173

Total Cumulative Subscriptions	793	464	793	464

% of TiVo Service Cumulative Subscriptions paying recurring fees (excludes DIRECTV subscriptions)	34%	33%	34%	33%

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our business, services, business development, strategy, customers or other factors that may affect future earnings or financial results. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the “Factors That May Affect Future Operating Results” and other risks detailed in our Annual Report on Form 10-K for the period ended January 31, 2003, as amended, and our Quarterly Report on Form 10-Q for the quarter ended April 30, 2003, filed with the Securities and Exchange Commission. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date:	August 26, 2003	By:	/s/ DAVID H. COURTNEY
David H. Courtney Chief Financial Officer and Executive Vice President, Worldwide Operations and Administration (Principal Financial and Accounting Officer)